                                                                Exhibit 10.9

                                                                [EXECUTION COPY]


                                U.S. $65,000,000

                 TRADE RECEIVABLES PURCHASE AND SALE AGREEMENT


                           Dated as of April 1, 1993

                   as Amended and Restated as of May 10, 1993

                                     Among


                                THE GEON COMPANY


                                   as Seller
                                   ---------


                                      and

                                  CIESCO L.P.


                                      and


                          CITICORP NORTH AMERICA, INC.


                                    as Agent
                                    --------


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                              TABLE OF CONTENTS

PRELIMINARY STATEMENTS........................................   1


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.     Certain Defined Terms.......................   2
                  Adverse Claim...............................   2
                  Affiliate...................................   2
                  Affiliated Obligor..........................   2
                  Agent's Account.............................   2
                  Alternate Base Rate.........................   2
                  Applicable Margin...........................   3
                  Assignee....................................   4
                  Assignee Rate...............................   4
                  Assignment..................................   5
                  Average Maturity............................   5
                  BFG.........................................   5
                  BFG Agreement...............................   5
                  BFG Owners..................................   5
                  Business Day................................   5
                  Capital.....................................   5
                  Certificate.................................   5
                  Citibank....................................   5
                  Collection Agent............................   6
                  Collection Agent Fee........................   6
                  Collection Agent Fee Reserve................   6
                  Collections.................................   6
                  Concentration Limit.........................   6
                  Confidential Information....................   6
                  Consolidated................................   6
                  Contract....................................   6
                  Credit Agreement............................   7
                  Credit and Collection Policy................   7
                  Debt........................................   7
                  Default Ratio...............................   7
                  Defaulted Receivable........................   7
                  Delinquency Ratio...........................   7
                  Delinquent Receivable.......................   8
                  Designated Obligor..........................   8
                  Determination Date..........................   8
                  EBITD.......................................   8
                  Eligible Asset..............................   8
                  Eligible Receivable.........................   9
                  ERISA.......................................  11
                  Eurocurrency Liabilities....................  11
                  Eurodollar Rate.............................  11

                  Eurodollar Rate Reserve Percentage..........  11
                  Event of Investment Ineligibility...........  11
                  Excluded Obligors...........................  11
                  Excluded Receivables........................  11
                  Facility....................................  12
                  Facility Termination Date...................  12
                  Federal Funds Rate..........................  12
                  Fixed Period................................  12
                  GAAP........................................  13
                  Investor....................................  13
                  Investor Rate...............................  13
                  Liquidation Day.............................  14
                  Liquidation Fee.............................  14
                  Liquidation Yield...........................  14
                  Loan Documents..............................  15
                  Lock-Box Account............................  15
                  Lock-Box Agreement..........................  15
                  Lock-Box Bank...............................  15
                  Loss Percentage.............................  15
                  Loss Reserve................................  15
                  Net Receivables Pool Balance................  15
                  Notice of Effectiveness.....................  16
                  Obligor.....................................  16
                  Outstanding Balance.........................  16
                  Owner.......................................  16
                  Parallel Purchase Commitment................  16
                  Person......................................  16
                  Pool Receivable.............................  16
                  Purchase....................................  16
                  Purchase Limit..............................  16
                  Rate Ratio..................................  16
                  Receivable..................................  16
                  Receivables Pool............................  17
                  Reinvestment Termination Date...............  17
                  Related Security............................  17
                  Responsible Officer.........................  17
                  Seller Report...............................  18
                  Settlement Period...........................  18
                  Subsidiary..................................  18
                  Termination Date............................  18
                  UCC.........................................  18
                  Yield.......................................  18
                  Yield Reserve...............................  19

SECTION  1.02.    Other Terms.................................  19
SECTION  1.03.    Computation of Time Periods.................  19
SECTION  1.04.    Accounting Terms............................  20

                                 ARTICLE II

                     AMOUNTS AND TERMS OF THE PURCHASES

SECTION  2.01.    Facility....................................  20
SECTION  2.02.    Making Purchases............................  20
SECTION  2.03.    Termination of Facility or
                  Reduction of the Purchase Limit.............  21
SECTION  2.04.    Eligible Asset..............................  21
SECTION  2.05.    Non-Liquidation
                  Settlement Procedures.......................  22
SECTION  2.06.    Liquidation Settlement Procedures...........  23
SECTION  2.07.    General Settlement Procedures...............  24
SECTION  2.08.    Payments and Computations, Etc. ............  25
SECTION  2.09.    Dividing or Combining of
                  Eligible Assets.............................  25
SECTION  2.10.    Fees and Payments...........................  26
SECTION  2.11.    Increased Costs.............................  26
SECTION  2.12.    Additional Yield on Eligible
                  Assets Bearing a Eurodollar Rate............  28


                                 ARTICLE III

                           CONDITIONS OF PURCHASES

SECTION 3.01.     Conditions Precedent to
                  Initial Purchase............................  28
SECTION 3.02.     Conditions Precedent to All
                  Purchases and Reinvestments.................  31
SECTION 3.03.     Conditions Precedent to Effectiveness
                  of the Amendment and Restatement
                  of the Original Agreement...................  32


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Representations and Warranties
                  of the Seller...............................  34


                                  ARTICLE V

                       GENERAL COVENANTS OF THE SELLER

SECTION 5.01.     Affirmative Covenants of the Seller.........  37
SECTION 5.02.     Reporting Requirements of the Seller........  39
SECTION 5.03.     Negative Covenants of the Seller............  41

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

SECTION  6.01.    Designation of Collection Agent.............  42
SECTION  6.02.    Duties of Collection Agent..................  42
SECTION  6.03.    Rights of the Agent.........................  44
SECTION  6.04.    Responsibilities of the Seller..............  45
SECTION  6.05.    Further Action Evidencing Purchases.........  45


                                  ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

SECTION 7.01.     Events of Investment Ineligibility..........  46


                                  ARTICLE VIII

                                   THE AGENT

SECTION  8.01.    Authorization and Action....................  49
SECTION  8.02.    Agent's Reliance, Etc. .....................  49
SECTION  8.03.    CNAI and Affiliates.........................  50
SECTION  8.04.    Investor's Purchase Decision................  50


                                   ARTICLE IX

                                   ASSIGNMENT

SECTION 9.01.  Assignment.....................................  50
SECTION 9.02.  Annotation of Certificate......................  52


                                   ARTICLE X

                                INDEMNIFICATION

SECTION 10.01.  Indemnities by the Seller.....................  52
SECTION 10.02.  Additional Indemnities........................  54
SECTION 10.03.  Limited Recourse..............................  54

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                                   ARTICLE XI

                                 MISCELLANEOUS

SECTION  11.01.   Amendments, Etc. ...........................  56
SECTION  11.02.   Notices, Etc. ..............................  56
SECTION  11.03.   No Waiver; Remedies.........................  56
SECTION  11.04.   Binding Effect..............................  56
SECTION  11.05.   Governing Law...............................  56
SECTION  11.06.   Costs, Expenses and Taxes...................  57
SECTION  11.07.   No Proceedings..............................  58
SECTION  11.08.   Confidentiality.............................  58
SECTION  11.09.   Execution in Counterparts...................  59

                                LIST OF EXHIBITS

EXHIBIT A         Form of Assignment

EXHIBIT B         Form of Certificate

EXHIBIT C         Seller Report

EXHIBIT D         Form of Letter to Lock-Box Account Banks

EXHIBIT E         Form of Opinion of Seller's Counsel

SCHEDULE I        List of Lock-Box Banks

SCHEDULE II       Description of Credit and Collection Policy

SCHEDULE III      Form of Contracts

SCHEDULE IV       List of Offices of Seller where Records
                  Relating to the Receivables are Kept



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                               TRADE RECEIVABLES

                          PURCHASE AND SALE AGREEMENT

                           Dated as of April 1, 1993

                   As Amended and Restated as of May 10, 1993


       THE GEON COMPANY, a Delaware corporation (the "Seller"), CIESCO L.P., a New York limited partnership (the "Investor"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent for the Owners (as defined in Section
1.01 hereof) (the "Agent"), agree as follows:

       PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in
Article I of this Agreement.

       (2) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell interests referred to herein as Eligible Assets.

       (3) The Investor desires to purchase Eligible Assets from the Seller.

       (4) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield and the Collection Agent
Fee) attributable to an Eligible Asset, the Seller will sell to the Owner of such Eligible Asset additional interests in the Pool Receivables as part of such Eligible Asset until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to each Owner's Eligible Assets.

       (5) CNAI has been requested and is willing to act as Agent.

       (6) This Agreement is an amendment and restatement of the Trade Receivables Purchase and Sale Agreement, dated as of April 1, 1993, as amended to date (the "Original Agreement"). The Original Agreement is being amended and restated hereby to extend the term of the Facility and to make certain other changes.

       NOW, THEREFORE, the parties agree that the Original Agreement is amended and restated as follows:

                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim of any person.

          "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

          "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor

          "AGENT'S ACCOUNT" means the special account (account number 4060-5071) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

          "ALTERNATE BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365/366 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by the Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c) 1/2 of 1% per annum above the Federal Funds Rate.

          "APPLICABLE MARGIN" means, as of any date (a) prior to March 31, 1994, 0% per annum for interest calculated at the Alternate Base Rate and 7/8 of 1% per annum for interest calculated at the Eurodollar Rate and (b) on or after March 31, 1994, that percentage per annum set forth below for such interest rate opposite the description of Rate Ratio set forth below in which is included the Rate Ratio in effect on such date:

                                            Alternate
                                            Base              Eurodollar
Rate Ratio                                  Rate                 Rate
----------                                  ----              ----------

less than .75:1.0                             0%                5/8%

 .75:1.0 or greater,
but less than 1.5:1.0                         0%                7/8%

1.5:1.0 or greater                          1/4%              1-1/8%

     PROVIDED, HOWEVER, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Agent receives financial statements





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                                       4


     pursuant to Section 5.02(a) or 5.02(b), demonstrating such Rate Ratio as of the last day of the period covered by such financial statements.

          "ASSIGNEE" means Citibank, CNAI or the Investor or any of their respective Affiliates or any other Person acceptable to the Agent as the assignee of an Eligible Asset pursuant to Section 9.01.

          "ASSIGNEE RATE" for any Fixed Period for any Eligible Asset means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus the Applicable Margin then applicable to such Eurodollar Rate, PROVIDED, HOWEVER, that in the case of

               (i) any Fixed Period on or prior to the first day of which the Owner shall have notified the Agent that, after reasonable efforts by such Owner (consistent with its internal policy and legal and regulatory restrictions) to designate a lending office that would allow such Owner to fund an Eligible Asset at the Assignee Rate set forth above and which would not, in the judgment of such Owner, be otherwise disadvantageous to such Owner, the introduction of or any change occurring on or after the effective date of this Agreement or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Owner to fund such Eligible Asset at the Assignee Rate set forth above (and the Owner shall not have subsequently notified the Agent that such circumstances no longer exist),

               (ii) any Fixed Period of 1 to (and including) 29 days,

               (iii) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Eligible Asset will not be funded by issuance of commercial paper, or

               (iv) any Fixed Period for an Eligible Asset the Capital of which allocated to the Owner is less than $500,000,

     the "ASSIGNEE RATE" for such Fixed Period for such Eligible Asset shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period plus the "Applicable Margin" then applicable to "Base Rate Advances" under the Credit

     Agreement; PROVIDED FURTHER, however, that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate."

          "ASSIGNMENT" means an assignment, in substantially the form of Exhibit A hereto, by which an Eligible Asset may be assigned pursuant to Section
     9.01 or the Asset Purchase Agreement, dated as of the date of this amendment and restatement.

          "AVERAGE MATURITY" means, on any day, that period (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Seller Report in accordance with the provisions thereof; provided, however, that, if the Agent shall disagree with any such calculation, the Agent may recalculate the Average Maturity for such day.

          "BFG" means The B.F. Goodrich Company, a New York corporation.

          "BFG AGREEMENT" means the Trade Receivables Purchase and Sale Agreement, dated as of May 8, 1987 as amended and restated as of July 10, 1992 among BFG, the Investor and the Agent.

          "BFG OWNERS" means collectively each "Owner" under the BFG Agreement.

          "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "CAPITAL" of any Eligible Asset means the original amount paid to the Seller for such Eligible Asset at the time of its acquisition by the Investor pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Eligible Asset pursuant to
     Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06; PROVIDED, HOWEVER, that such Capital of such Eligible Asset shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "CERTIFICATE" means a certificate of assignment by the Seller to the Agent in the form of Exhibit B hereto, evidencing each Eligible Asset.

          "CITIBANK" means Citibank, NA., a national banking association.

          "COLLECTION AGENT" means at any time the Person (including the Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

          "COLLECTION AGENT FEE" has the meaning assigned to that term in
     Section 2.10.

          "COLLECTION AGENT FEE RESERVE" for any Eligible Asset at any time means the unpaid Collection Agent Fee relating to such Eligible Asset accrued to such time.

          "COLLECTIONS" means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07.

          "CONCENTRATION LIMIT" for any Obligor means at any time 3 1/3%, or such other percentage ("SPECIAL CONCENTRATION LIMIT") for any Obligor designated by the Agent in a writing delivered to the Seller; PROVIDED, HOWEVER, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; PROVIDED, HOWEVER, that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

          "CONFIDENTIAL INFORMATION" shall have the meaning set forth in the Credit Agreement in effect on the date hereof.

          "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

          "CONTRACT" means an agreement between the Seller and an Obligor, in substantially the form of one of the forms of written contract set forth in
     Schedule III hereto or otherwise approved by the Agent, or in the case of an open account agreement, as evidenced by one of the forms of invoices set forth in Schedule III hereto or otherwise approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

          "CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof, among the Seller, the Banks party thereto and Citibank, as Agent, as the same may be amended from time to time in accordance with its terms.

          "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables described in Schedule II hereto, as modified in compliance with Section 5.03(c).

          "DEBT" shall have the meaning set forth in the Credit Agreement in effect on the date hereof; any capitalized terms used in the definition of Debt set forth in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement as of such date and are hereby incorporated herein by reference.

          "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "DEFAULTED RECEIVABLE" means a Receivable:

               (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment,

               (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g),

               (iii) which is subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof) or

               (iv) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and:

               (i) as to which any payment, or part thereof, remains unpaid for 61 to 90 days from the original due date for such payment; or

               (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

          "DESIGNATED OBLIGOR" means, at any time, all Obligors; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days notice by the Agent to the Seller or pursuant to Section 10.03.

          "DETERMINATION DATE" has the meaning assigned to that term in Section 10.03.

          "EBITD" means, for any period, net income (or net loss) plus the sum of (a) interest expense minus (b) the amount of such interest expense which shall have been capitalized during such period, plus (c) income tax expense plus (d) depreciation expense, in each case determined in accordance with GAAP for such period.

          "ELIGIBLE ASSET" means, at any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Eligible Asset shall be computed as

                               C + YR + LR + CAFR
                               ------------------
                                      NRPB

     where:

         C        =        the Capital of such Eligible Asset at the
                           time of such computation.

         YR       =        the Yield Reserve of such Eligible Asset
                           at the time of such computation.

         LR       =        the Loss Reserve of such Eligible Asset at
                           the time of such computation.

         CAFR     =        the Collection Agent Fee Reserve of such
                           Eligible Asset at the time of such
                           computation.

         NRPB     =        the Net Receivables Pool Balance at the
                           time of such computation.

     Each Eligible Asset shall be determined from time to time pursuant to the provisions of Section 2.04.

          "ELIGIBLE RECEIVABLE" means, at any time and with respect to any Eligible Asset, a Receivable:

               (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

               (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

               (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder is not the Obligor of any Defaulted Receivables in the aggregate amount of 5% or more of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

               (iv) which at the time of the initial creation of an interest therein hereunder is not a Defaulted Receivable or a Delinquent Receivable;

               (v) which, according to the Contract related thereto, is required to be paid in full within 30 days (or, in the case of Receivables having an Outstanding Balance not exceeding 25% of the Outstanding Balance of all Pool Receivables, 90 days) of the original billing date therefor;

               (vi) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

               (vii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

               (viii) which is an "account" within the meaning of Section 9-106 of the UCC of the State of Ohio;

               (ix) which is denominated and payable only in United States dollars in the United States;

               (x) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

               (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

               (xii) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days notice; and

               (xiii) as to which, at or prior to the time of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by the Investor hereunder.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

          "EURODOLLAR RATE RESERVE PERCENTAGE" of any Owner for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable during such Fixed Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Owner with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

          "EVENT OF INVESTMENT INELIGIBILITY" has the meaning assigned to that term in Section 7.01.

          "EXCLUDED OBLIGORS" has the meaning assigned to that term in Section 10.03.

          "EXCLUDED RECEIVABLES" has the meaning assigned to that term in
     Section 10.03.

          "FACILITY" means the willingness of the Investor to consider, in its sole discretion pursuant to Article II, the purchase from the Seller of undivided percentage interests in Pool Receivables by making Purchases of Eligible Assets from time to time.

          "FACILITY TERMINATION DATE" means the earlier of December 31, 1997 or the date of termination of the Facility pursuant to Section 2.03 or Section 7.01.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "FIXED PERIOD" means with respect to any Eligible Asset:

               (a) initially the period commencing on the date of the Purchase of such Eligible Asset and ending such number of days, as the Seller shall select and the Agent shall approve pursuant to Section 2.02, up to 270 days from such date; and

               (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Eligible Asset and ending such number of days (not to exceed 270 days as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day, except that if the Agent shall not have received such notice or the Agent and the Seller shall not have so mutually agreed before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

PROVIDED, HOWEVER, THAT:

               (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period of from one to and including 29 days, or a period of one, two, three or six months as the Seller may select as provided for above;

               (ii) any such Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

               (iii) in the case of Fixed Periods of one day for any Eligible Asset, (A) if such Fixed Period is such Eligible Asset's initial Fixed Period, such Fixed Period shall be the day of the related Purchase;
          (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) which occurs on a day immediately preceding a day which is not a Business Day shall be extended to the next succeeding Business Day; and

               (iv) in the case of any Fixed Period for any Eligible Asset which commences before the Termination Date for such Eligible Asset and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Eligible Asset shall be of such duration as shall be selected by the Agent.

          "GAAP" has the meaning specified in Section 1.04.

          "INVESTOR" means Ciesco L.P. and any successor or assign of Ciesco L.P. that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "INVESTOR RATE" for any Fixed Period for any Eligible Asset means, to the extent the Investor funds such Eligible Asset for such Fixed Period by issuing commercial paper, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Investor having a term equal to such Fixed Period and to be issued to fund the Purchase or maintenance of such Eligible Asset may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Investor, as agreed between each such agent or dealer and the Agent and notified by the Agent to the Collection Agent; PROVIDED, HOWEVER, if the rate (or rates) as agreed between any such agent or dealer and the Agent with regard to any Fixed Period for any Eligible Asset is a discount rate (or rates), the "INVESTOR RATE" for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "LIQUIDATION DAY" for any Eligible Asset means either (i) each day during any Settlement Period for such Eligible Asset on which the conditions set forth in Section 3.02 are not satisfied (or such failure of conditions is not waived by the Agent), or (ii) each day which occurs on or after the Termination Date for such Eligible Asset.

          "LIQUIDATION FEE" means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Eligible Asset relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Owner's investing the proceeds of such reductions of Capital.

          "LIQUIDATION YIELD" means, for any Eligible Asset at any date, an amount equal to the product of (i) the Capital of such Eligible Asset as at such date and (ii) the product of (a) the Assignee Rate for such Eligible Asset for a Fixed Period deemed to commence at such time for a period of 30 days and (b) a fraction having as its numerator the number of days in the period equal to the Average Maturity (as in effect at such date) and 360 as its denominator.

          "LOAN DOCUMENTS" shall have the meaning set forth in the Credit Agreement.

          "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

          "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Exhibit D hereto, from the Seller to any Lock-Box Bank with such modifications as may be acceptable to the Agent.

          "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box Accounts.

          "LOSS PERCENTAGE" means, for any Eligible Asset at any date, the greatest of (i) three times the highest Default Ratio as of the last day of the 12 months ended immediately preceding such date, (ii) three times the Concentration Limit and (iii) 10%.

          "LOSS RESERVE" means, for any Eligible Asset at any date, an amount equal to

                                  LP x (C + YR)

     where :

         LP       =        the Loss Percentage for such Eligible Asset at
                           the close of business of the Collection Agent on such date.

         C        =        the Capital of such Eligible Asset at the close
                           of business of the Collection Agent on such date.

         YR       =        the Yield Reserve for such Eligible Asset at
                           the close of business of the Collection Agent on such date.

          "NET RECEIVABLES POOL BALANCE" means, at any time, the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time and (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (a) the Concentration Limit for such Obligor multiplied by (b) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

          "NOTICE OF EFFECTIVENESS" means a notice of effectiveness in the form of Annex 1 to Exhibit D hereto.

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "OWNER" means the Investor and all other owners by assignment or otherwise of an Eligible Asset and, to the extent of the undivided interests so purchased, shall include any participants.

          "PARALLEL PURCHASE COMMITMENT" means the Parallel Purchase Commitment, dated as of May 10, 1993, among the Seller, Citibank, the other financial institutions party thereto and CNAI, as Agent, as the same may be amended from time to time in accordance with its terms.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

          "PURCHASE" means a purchase by the Investor of an Eligible Asset from the Seller pursuant to Article II.

          "PURCHASE LIMIT" means $65,000,000, as such amount may be reduced pursuant to Section 2.03.

          "RATE RATIO" means, as of any date, the ratio of (a) Consolidated total Debt of the Seller and its Subsidiaries as of such date to (b) Consolidated EBITD of the Seller and its Subsidiaries for the period of four consecutive fiscal quarters ended on or immediately before such date.

          "RECEIVABLE" means the indebtedness of any Obligor under a Contract arising from a sale by Seller, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase or reinvestment pursuant to
     Section 2.05, and which is not excluded from the Receivables Pool pursuant to Section 10.03.

          "REINVESTMENT TERMINATION DATE" for any Eligible Asset means that Business Day which the Seller designates, or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent designates, as the Reinvestment Termination Date for such Eligible Asset by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

          "RELATED SECURITY" means with respect to any Receivable :

               (i) all of the Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

               (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "RESPONSIBLE OFFICER" means the chief financial officer, controller or chief accounting officer of the Seller.

          "SELLER REPORT" means a report, in substantially the form of Exhibit C hereto, furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

          "SETTLEMENT PERIOD" for any Eligible Asset means each period commencing on the first day of each Fixed Period for such Eligible Asset and ending on the last day of such Fixed Period, and, on and after the Termination Date for such Eligible Asset, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person"s other Subsidiaries.

          "TERMINATION DATE" for any Eligible Asset means the earlier of (i) the Reinvestment Termination Date for such Eligible Asset and (ii) the Facility Termination Date.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "YIELD" means:

               (i) for each Eligible Asset for any Fixed Period to the extent the Investor will be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper,

                                IR x C x ED + LF
                                         --
                                         360

               (ii) for each Eligible Asset for any Fixed Period to the extent the Owner will not be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper,

                                AR x C x ED + LF
                                         --
                                         360




where:

     AR       =        the Assignee Rate for such Eligible Asset for
                       such Fixed Period.

     C        =        the Capital of such Eligible Asset during such
                       Fixed Period.

     IR       =        the Investor Rate for such Eligible Asset for
                       such Fixed Period.

     ED       =        the actual number of days elapsed during such
                       Fixed Period.

     LF       =        the Liquidation Fee, if any, for such Eligible
                       Asset for such Fixed Period.

     PROVIDED, HOWEVER, that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "YIELD RESERVE" for any Eligible Asset at any time means the sum of
     (i) the Liquidation Yield at such time for such Eligible Asset, and (ii) the accrued and unpaid Yield for such Eligible Asset.

       SECTION 1.02. OTHER TERMS. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

       SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean 'to but excluding."

       SECTION 1.04. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

       SECTION 2.01. FACILITY. On the terms and conditions hereinafter set forth, the Investor may, in its sole discretion, make Purchases from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Investor make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets, together with the aggregate outstanding "Capital" of "Eligible Assets" under the Parallel Purchase Commitment would exceed the Purchase Limit. The Owner of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest, pursuant to Section 2.05, in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Eligible Asset. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Investor (or CNAI or Citibank) to purchase any Eligible Asset at any time.

       SECTION 2.02. MAKING PURCHASES. (a) Each Purchase shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a proposed Purchase shall specify the desired amount (which shall not be less than $5,000,000), date and duration of the initial Fixed Period for the Eligible Asset to be purchased. The Agent shall promptly notify the Seller whether such terms are acceptable to the Investor.

       (b) On the date of each Purchase, the Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the amount of its Purchase by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at

399 Park Avenue, New York, New York. The Investor shall on the date of each Purchase, and the Owner of each Eligible Asset shall on the first day of each Fixed Period (other than the initial Fixed Period) for such Eligible Asset, notify the Agent of the Investor Rate or Assignee Rate, as the case may be, for such Fixed Period.

       SECTION 2.03. TERMINATION OF FACILITY OR REDUCTION OF THE PURCHASE LIMIT.
(a) OPTIONAL. The Seller may, upon at least five Business Days' notice to the Agent, terminate the Facility in whole or reduce in part the unused portion of the Purchase Limit; PROVIDED, HOWEVER, that for purposes of this Section 2.03(a), the unused portion of the Purchase Limit shall be computed as the excess of (A) the Purchase Limit immediately prior to giving effect to such termination or reduction over (B) the sum of (i) the aggregate Capital of Eligible Assets outstanding at the time of such computation and (ii) the aggregate "Capital" of "Eligible Assets" outstanding under the Parallel Purchase Commitment at such time; PROVIDED FURTHER that each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

       (b) MANDATORY. On each day on which the Seller shall, pursuant to Section 2.03(a) of the Parallel Purchase Commitment, reduce in part the unused portion of the Commitment (as defined in the Parallel Purchase Commitment), the Purchase Limit shall automatically reduce by an equal amount. The Purchase Limit shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Commitment pursuant to Section 2.03(a) of the Parallel Purchase Commitment.

       SECTION 2.04. ELIGIBLE ASSET. (a) Each Eligible Asset shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Eligible Asset. Thereafter until the Termination Date for such Eligible Asset, such Eligible Asset shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation
Day). Such Eligible Asset shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Eligible Asset, as computed as of the day immediately preceding the Termination Date for such Eligible Asset, shall remain constant at all times on and after such Termination Date. Such Eligible Asset shall become zero at such time as the Owner of such Eligible Asset shall have received the accrued Yield for such Eligible Asset and shall have recovered the Capital of such Eligible Asset, and the Collection Agent shall have received the accrued Collection Agent Fee for such Eligible Asset.

       (b) If any Eligible Asset would otherwise be reduced on any day on account of Receivables arising as or becoming Pool Receivables, the Owner of such Eligible Asset may prevent such reduction by giving notice to the Collection Agent, before the close of business of the Collection Agent on such day, that such Eligible Asset's interest in such Receivables is to be limited so as to prevent such reduction. If such notice is given for any day for any Eligible Asset, the Receivables Pool for such Eligible Asset, and the Net Receivables Pool Balance for such Eligible Asset, will include, with respect to Receivables arising as or becoming Pool Receivables on such day, only such number of such Receivables or such portion of such Receivables as shall cause such Eligible Asset to remain constant, such Receivables or portion thereof being included in the Receivables Pool for such Eligible Asset in the order of the Seller's account numbers for such Receivables up to an aggregate amount so as to cause such Eligible Asset to remain constant, and the remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day.

       SECTION 2.05. NON-LIQUIDATION SETTLEMENT PROCEDURES. On each day (other than a Liquidation Day) during each Settlement Period for each Eligible Asset, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside and hold in trust for the Owner of such Eligible Asset an amount equal to the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Eligible Asset pursuant to
Section 2.04 as of the end of such day and the payment of such remainder to the Seller; PROVIDED, HOWEVER, that, to the extent that the Agent or any Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim for such amount. On the last day of each Settlement

Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset the amounts set aside as described in clause (i) of the first sentence of this Section 2.05. Upon receipt of such funds by the Agent, the Agent shall distribute them to the Owner of such Eligible Asset in payment of the accrued Yield for such Eligible Asset and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, FIRST, in payment of the accrued Yield for such Eligible Asset, and SECOND, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

       SECTION 2.06. LIQUIDATION SETTLEMENT PROCEDURES. On each Liquidation Day during each Settlement Period for each Eligible Asset, the Collection Agent shall set aside and hold in trust for the Owner of such Eligible Asset the Collections of Pool Receivables attributable to such Eligible Asset received on such day. On the last day of each Settlement Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset the amounts set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Eligible Asset, (ii) the Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset and (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owner of such Eligible Asset. Any amounts set aside pursuant to the first sentence of this
Section 2.06 and not required to be deposited to the Agent's Account pursuant to the preceding sentence shall be paid to the Seller by the Collection Agent; PROVIDED, HOWEVER, that, if amounts are set aside during such Settlement Period pursuant to the first sentence of this Section 2.06 on any Liquidation Day and thereafter during such Settlement Period the conditions set forth in Section
3.02 are satisfied or are waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be applied pursuant to clause (ii) of the first sentence of Section 2.05 on the day of such subsegment satisfaction or waiver of conditions. Upon receipt of funds deposited to the Agent's Account pursuant to the preceding sentence or Section 7.07 of the Credit Agreement, the Agent shall distribute them (i) to the Owner of such Eligible Asset (a) in payment of the accrued Yield for such Eligible Asset, (b) in reduction (to zero) of the Capital of such Eligible Asset and (c) in payment of any other amounts owed by the Seller hereunder to such Owner and (ii) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, FIRST, in payment of the accrued Yield for such Eligible Asset, SECOND, in reduction of Capital of such Eligible Asset, THIRD, in payment of other amounts payable to such Owner, and FOURTH, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

       SECTION 2.07. GENERAL SETTLEMENT PROCEDURES. If on any day the Outstanding Balance of a Pool Receivable is either (a) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount, or any adjustment by the Seller, or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable. Except as stated in the preceding sentences of this Section 2.07 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the tenth Business Day of each month, the Collection Agent shall prepare and forward to the Agent for each Owner of an Eligible Asset (i) a Seller Report, relating to each Eligible Asset, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (ii) at the request of the Agent, a listing by Obligor of all Pool Receivables, together with an analysis as to the aging of such Receivables. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06, the Seller will advise the Agent of each Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Eligible

Asset; PROVIDED, HOWEVER, that, if the Seller is not the Collection Agent, the Seller shall also advise the Collection Agent of the occurrence of each such Liquidation Day occurring during such Settlement Period on or prior to such day.

       SECTION 2.08. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account. The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to an Owner of an Eligible Asset, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to the Owners ratably in accordance with their respective interests in such overdue amount. All computations of interest and all computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

       SECTION 2.09. DIVIDING OR COMBINING OF ELIGIBLE ASSETS. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Eligible Asset (an "EXISTING ELIGIBLE ASSET"), divide such Existing Eligible Asset on such last day into two or more new Eligible Assets, each such new Eligible Asset having Capital as designated in such notice and all such new Eligible Assets collectively having aggregate Capital equal to the Capital of such Existing Eligible Asset. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Eligible Assets owned by the same Owner or the date of any proposed Purchase (if the last day of such Fixed Period is the date of such proposed Purchase), either
(i) combine such Existing Eligible Assets or (ii) combine such Existing Eligible Asset or Eligible Assets, if owned by the

Investor, and such proposed Eligible Asset to be purchased, on such last day into one new Eligible Asset, such new Eligible Asset having Capital equal to the aggregate Capital of such Existing Eligible Assets, or such Existing Eligible Asset or Eligible Assets and such proposed Eligible Asset, as the case may be. On and after any division or combination of Eligible Assets as described above, each of the new Eligible Assets resulting from such division, or the new Eligible Asset resulting from such combination, as the case may be, shall be a separate Eligible Asset having Capital as set forth above, and shall take the place of such Existing Eligible Asset or Eligible Assets or proposed Eligible Asset, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Certificate accordingly.

       SECTION 2.10. FEES AND PAYMENTS. (a) The Seller shall pay certain fees to the Agent as more fully set forth in a letter agreement of even date herewith.

       (b) Each Owner shall pay to the Collection Agent a collection fee (the "COLLECTION AGENT FEE") of 1/4 of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Owner, from the date thereof until the later of the Facility Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Eligible Asset; PROVIDED, HOWEVER, that, upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and PROVIDED FURTHER that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

       SECTION 2.11. INCREASED COSTS. (a) If CNAI, an Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (each an "AFFECTED PERSON") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement affects or will affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type relating to this Agreement, then, within five Business Days after receipt of a written demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining, and the basis of the requirements for, such amounts, submitted to the Seller and the Agent by such Affected Person, shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection
(a), an Owner shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection (a) to the extent (i) incurred within 60 days prior to, and at any time after, the date on which such Owner gives to the Seller a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Seller is obligated to pay such additional amounts, whichever first occurs and (ii) such Owner shall not have been reimbursed for such additional amounts under a separate Section of this Agreement.

       (b) If, due to either (i) the introduction of or any change occurring on or after the effective date of this Agreement (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.12) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement, there shall be any increase in the cost to an Owner of agreeing to purchase or purchasing, or maintaining the ownership of Eligible Assets in respect of which Yield is computed by reference to the Eurodollar Rate, then, within five Business Days after receipt of a written demand by such Owner (with a copy to the Agent), the Seller shall pay to the Agent, for the account of such Owner (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate such Owner for such increased costs. A certificate as to the amount of such increased cost setting forth in reasonable detail the calculations used for determining, and the basis of the requirements for, such increased costs, submitted to the Seller and the Agent by such Owner shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection (b), an Owner shall only be entitled to receive reimbursement for such increased costs to the extent (i) incurred within 60 days prior to, and at any time after, the date on which such Owner gives to the Seller a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Seller is obligated to pay increased costs, whichever first occurs and (ii) such Owner shall not have been reimbursed for such increased cost under a separate Section of this Agreement.

       SECTION 2.12. ADDITIONAL YIELD ON ELIGIBLE ASSETS BEARING A EURODOLLAR RATE. The Seller shall pay to an Owner, so long as such Owner shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Eligible Asset of such Owner during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Owner for such Fixed Period, payable on each date on which Yield is payable on such Eligible Asset. A certificate as to such additional Yield submitted to the Seller and the Agent by such Owner shall be conclusive and binding for all purposes, absent evidence of error.


                                  ARTICLE III

                            CONDITIONS OF PURCHASES

       SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase hereunder was subject to the condition precedent that the Agent received on or before the date of such Purchase the following, each of which (unless otherwise indicated) was to be dated the date of such Purchase, and was in form and substance satisfactory to the Agent:

          (a) The Certificate;

          (b) A copy of the resolutions adopted by the Board of Directors of the Seller approving this Agreement, the Certificate and the other documents to be delivered by it thereunder and the transactions contemplated thereby, certified by its Secretary or Assistant Secretary;

          (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Certificate and the other documents to be delivered by it hereunder (on which certificate the Agent and each Owner shall be entitled to conclusively rely until such time as the Agent received from the Seller a revised certificate meeting the requirements of this subsection (c));

          (d) Acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Seller as the assignor of Receivables and CNAI, as Agent, as assignee, or other similar instruments or documents, as shall be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest could have been assigned thereunder;

          (e) Copies of proper Financing Statements (Form UCC-3) executed by CNAI, as agent under the BFG Agreement, releasing all security interests and other rights of CNAI as agent under the BFG Agreement, in the Receivables previously granted by BFG to CNAI, as agent under the BFG Agreement;

          (f) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements (including those referred to above in subsection (d)) which name the Seller (under its then present name and any previous name) as debtor and which were filed in the jurisdictions in which filings were made pursuant to subsection (d) above, together with copies of any such financing statements (none of which, after giving effect to the financing statements filed pursuant to clause (e) above, shall cover any Receivables, Contracts or Related Security);

          (g) Executed copies of Lock-Box Agreements duly executed by the Seller and each Lock-Box Bank;

          (h) An Acknowledgment and Authorization in the form of Annex 2 to Exhibit D executed by each Lock-Box Bank;

          (i) Undated copies of Notices of Effectiveness to each Lock-Box Bank duly executed by the Seller;

          (j) A favorable opinion of counsel for the Seller, substantially in the form of Exhibit E hereto and as to such other matters as the Agent may reasonably request;

          (k) A favorable opinion of counsel for the Agent, as the Agent may reasonably request;

          (l) BFG shall have purchased from the BFG Owners all "Eligible Assets" as defined in the BFG Agreement and paid to the BFG Owners all accrued and unpaid "Yield" as defined in the BFG Agreement and all accrued and unpaid amounts owed (including, without limitation, fees and expenses) under the BFG Agreement to the BFG Owners;

          (m) (i) A certificate of an officer of BFG that BFG has transferred to the Seller all right, title and interest in and to all "Receivables", all "Contracts" and all "Related Security" (as each such term is defined in the BFG Agreement) free of any Adverse Claim and (ii) a certificate of an officer of the Seller that the Seller has assumed all obligations of BFG in respect thereto;

          (n) Letters and certificates, in form and substance satisfactory to the Agent, attesting to the solvency of each of the Seller and BFG after giving effect to the transactions contemplated hereby, from their respective treasurers or chief accounting officers; and

          (o) Executed copies of the Waiver, dated April 1, 1993, among the Seller and the Agent.

       SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Sections 2.05 or 2.06 shall be subject to the further conditions precedent that:

          (a) With respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Seller Report, dated within 35 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent,

          (b) On the date of such Purchase or reinvestment the following statements shall be true (and the Seller by accepting proceeds of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified on the date of such purchase or reinvestment that):

               (i) The representations and warranties contained in Section 4.01 hereof and contained in each other Loan Document are correct on and as of such date as though made on and as of such date before and after giving effect to such Purchase or reinvestment and to the application of proceeds therefrom other than representations or warranties that, by their terms, refer to a date other than the date of such Purchase,

               (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of proceeds therefrom, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both,

               (iii) The Agent shall not have delivered to the Seller a notice that the Investor shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Owner of an Eligible Asset,

               (iv) On such date, all of the Seller's long-term public senior debt securities, if rated, are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc., or, if not rated, such securities are deemed to merit a BBB rating in the sole discretion of the Agent, and

               (v) On such date, the fee agreement noted in Section 2.10 of this Agreement shall be effective, and

          (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

       SECTION 3.03. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE AMENDMENT AND RESTATEMENT OF THE ORIGINAL AGREEMENT. The effectiveness of the amendment and restatement of the Original Agreement is subject to the condition precedent that the Agent shall have received on or before the date hereof the following, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent:

          (a) A copy of the resolutions adopted by the Board of Directors of the Seller approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Certificate and the other documents to be delivered by it hereunder (on which certificate the Agent and each Owner shall be entitled to conclusively rely until such time as the Agent received from the Seller a revised certificate meeting the requirements of this subsection (c));

          (c) Acknowledgment copies of proper Financing Statement Amendments (Form UCC-3), amending the Financing Statements referred to in Section 3.01(d);

          (d) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Persons other than of CNAI in the Receivables, Contracts or Related Security previously granted by the Seller or BFG.

          (e) Certified copies of Requests for Information or Copies (From UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the amendment and restatement of the Original Agreement, listing all effective financing statements (including those referred to in Section 3.01(d)) which name the Seller (under its present name and any previous name) as debtor and which are filed in Cuyahoga County, Ohio and with the Secretary of State of the State of Ohio, together with copies of any such financing statements (none of which, after giving effect to the financing statements filed pursuant to clause (d) above, shall cover any Receivables, Contracts or Related Security);

          (f) Executed copies of Lock-Box Agreements (or amendments thereto, if necessary, providing for such matters as the Agent may reasonably request) duly executed by the Seller and each Lock-Box Bank;

          (g) An Acknowledgment and Authorization (or amendments thereto, if necessary, providing for such matters as the Agent may reasonably request) in the form of Annex 2 to Exhibit D executed by each Lock-Box Bank;

          (h) Undated copies of Notices of Effectiveness (or amendments thereto, if necessary, providing for such matters as the Agent may reasonably request) to each Lock-Box Bank duly executed by the Seller;

          (i) A favorable opinion of (i) in-house counsel for the Seller in substantially the form of Exhibit E-1 hereto and (ii) White & Case, special counsel to the Seller, in substantially the form of Exhibit E-2 hereto and as to such other matters as the Agent may reasonably request;

          (j) A favorable opinion of counsel for the Agent, as the Agent may reasonably request; and

          (k) A certificate of the Seller to the effect that (i) the Seller has delivered each document which it believes is required to be delivered by it pursuant to Sections 3.01 and 3.02 of the Credit Agreement and (ii) the "Lenders" (as such term is defined in the Credit Agreement) have made the initial "Advances" (as such term is defined in the Credit Agreement) under the Credit Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

       SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the Seller.

          (b) The execution, delivery and performance by the Seller of this Agreement and all other instruments and documents to be delivered hereunder, the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of Purchases, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its material properties, other than as a result of the transactions contemplated by this Agreement; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document or instrument to be delivered hereunder EXCEPT for the filing of the UCC Financing Statements referred to in
     Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

          (d) This Agreement is, and the Certificate when delivered hereunder will be, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except to the extent that the enforceability thereof is limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (e) (i) The Consolidated balance sheet of the Seller and its Subsidiaries as at December 31, 1992, and the related Consolidated statement of income and cash flows of the Seller and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, copies of which have been furnished to the Agent, fairly present, the Consolidated financial condition of the Seller and its Subsidiaries as at such dates and the Consolidated results of the operations of the Seller and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and (ii) since December 31, 1992, there has been no material adverse change in any such condition or operations.

          (f) There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any Subsidiary, or the property of the Seller or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, taking into account its probability of success, may materially adversely affect the financial condition of the Seller or the Seller and its Consolidated Subsidiaries taken as a whole or materially adversely affect the ability of the Seller to perform its obligations under this Agreement; neither the Seller nor any Subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller or any Subsidiary.

          (g) No proceeds of any Purchase or reinvestment will be used by the Seller to acquire any equity security (other than the Common Stock of the Seller to the extent permitted under Section 5.02(g) of the Credit Agreement) of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (h) Each Pool Receivable is (i) together with the Contract related thereto owned by the Seller free and clear of any Adverse Claim except as provided for herein and (ii) an Eligible Receivable; upon each Purchase or reinvestment, the Owner making such Purchase or reinvestment will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of CNAI, as Agent, in accordance with this Agreement.

          (i) Each Seller Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by the Seller to the Agent or any Owner in connection with this Agreement is accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at such time) as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (j) The chief executive office of the Seller is located at the address of the Seller referred to in Section 11.02 hereof and the chief place of business and the offices where the Seller keeps all its books, records and documents evidencing Pool Receivables or the related Contracts are located at the address specified in Schedule IV hereto (or at such other locations, notified to the Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.05 has been taken and completed).

          (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule I hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with Section 5.03(d)).

          (l) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Investor, the Agent or any "Original Bank" (as such term is defined in the Parallel Purchase Commitment).

          (m) Each purchase of an Eligible Asset hereunder, and each reinvestment of Collections in Pool Receivables made hereunder, will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.


                                   ARTICLE V

                        GENERAL COVENANTS OF THE SELLER

       SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and the Related Security, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder or the ability of the Seller to perform its obligations under the Contracts.

          (c) AUDITS. At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), at the address(es) of the Seller referred to in Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all action required by Section
     6.05 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

          (i) UCC SEARCHES. Provide the Agent prior to or on June 30, 1993 with search reports of the type specified in Section 3.03(e) hereof confirming the filing of the Financing Statement Amendments referred to in Section 3.03(c) with Cuyahoga County, Ohio and the Secretary of State of the State of Ohio.

       SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller commencing with the Fiscal Quarter ended June 30, 1993, a Consolidated balance sheet of the Seller and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Seller and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Seller as having been prepared in accordance with GAAP, it being agreed that delivery of the Seller's Quarterly Report on Form 10-Q will satisfy this requirement, together with (i) a certificate of said officer stating that, to his knowledge after reasonable investigation, no Event of Investment Ineligibility has occurred and is continuing or, if a Event of Investment Ineligibility has occurred and is continuing, a statement as to the nature thereof and the action that the Seller has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agent of the computations used by the Seller in determining the Rate Ratio;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, commencing with the fiscal year ended December 31, 1993, a copy of the annual audit report for such year for the Seller and its Subsidiaries, including therein a Consolidated balance sheet of the Seller and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Seller and its Subsidiaries for such fiscal year, in each case accompanied by an opinion without qualification of independent public accountants of recognized standing acceptable to the Agent, it being agreed that delivery of the Seller's Annual Report on Form 10-K will satisfy this requirement, together with (i) a certificate of such accounting firm to the Agent stating that in the course of the regular audit of the business of the Seller and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Investment Ineligibility has occurred insofar as such Event of Investment Ineligibility relates to accounting matters and is continuing, or if an Event of Investment Ineligibility has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by the Seller in determining, as of the end of such fiscal year, the Rate Ratio, and (iii) a certificate of a Responsible Officer of the Seller stating that, to his knowledge after reasonable investigation, no Event of Investment Ineligibility has occurred and is continuing or, if a Event of Investment Ineligibility has occurred and is continuing, a statement as to the nature thereof and the action that the Seller has taken and proposes to take with respect thereto;

          (c) promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its security holders in their capacity as such and copies of all reports and registration statements which the Seller files with the Securities and Exchange Commission or any national securities exchange other than (i) registration statements relating to employee benefit plans and (ii) any exhibits to, or documents incorporated by reference in, any such filings;

          (d) promptly after the filing or receiving thereof, copies of all reports and notices relating to the Seller and its significant domestic subsidiaries with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any such subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any subsidiary receives from such corporation;

          (e) as soon as possible and in any event within five days after the occurrence of each Event of Investment Ineligibility or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility, the statement of the chief accounting officer, treasurer or assistant treasurer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller proposes to take with respect thereto; and

          (f) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller, or any subsidiary, as the Agent may from time to time request in order to protect any Owner's or the Agent's interests under or contemplated by this Agreement.

       SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will not, without the written consent of the
Agent:

          (a) SALES, LIENS, ETC. Except as otherwise provided herein, or pursuant to the Parallel Purchase Commitment, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract, or upon or with respect to any lock-box account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.02(a), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in Schedule I hereto or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change and executed copies of Lock-Box Agreements (together with an executed acknowledgment of the Lock-Box Bank in the Form of Annex 2 to Exhibit D hereto and an undated executed Notice of Effectiveness) with each new Lock-Box Bank.

          (e) DEPOSITS TO LOCK-BOX ACCOUNTS. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

       SECTION 6.01. DESIGNATION OF COLLECTION AGENT. The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Agent gives three Business Days' notice to the Seller of a designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, PROVIDED that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

       SECTION 6.02. DUTIES OF COLLECTION AGENT. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Owner and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent, the Collection Agent shall segregate and deposit with a bank (which may be Citibank) designated by the Agent such allocable share of Collections of Pool Receivables, set aside for each Owner, on the first Business Day following receipt by the Collection Agent of such Collections. Provided no Event of Investment Ineligibility shall have occurred and be continuing, the Seller, while it is Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Seller may determine to be appropriate to maximize Collections thereof. The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and each Owner in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

       (b) The Collection Agent shall as soon as practicable following receipt turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event the Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than the Seller, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date, upon receipt by each Owner of an Eligible Asset of an amount equal to the Capital plus accrued Yield for such Eligible Asset plus all other amounts owed to the Agent, each Owner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

       SECTION 6.03. RIGHTS OF THE AGENT. (a) The Agent is hereby authorized at any time upon three Business Days notice to the Seller if the Agent shall determine in its sole discretion that such action is necessary to protect its interest in the Receivables, to date, and to deliver to the Lock-Box Banks, the Notices of Effectiveness delivered hereunder. The Seller hereby, when the Agent shall deliver the Notices of Effectiveness to the Lock-Box Banks, transfers to the Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Agent may reasonably request to effect such transfer. In case any authorized signatory of the Seller whose signature shall appear on any Notice of Effectiveness shall cease to have such authority before the delivery of such Notice of Effectiveness, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. Further, the Agent may notify, at any time upon three Business Days' notice to the Seller if the Agent shall determine in its sole discretion that such action is necessary to protect its interest in the Receivables, or at any time after the designation of a Collection Agent other than the Seller and at the Seller's expense, the Obligors of Pool Receivables, or any of them, of the ownership of Eligible Assets by the Owners.

       (b) At any time following the designation of a Collection Agent other than the Seller pursuant to Section 6.01:

          (i) The Agent may direct the Obligors of Pool Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee.

          (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

          (iii) Seller shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee and
     (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (iv) Each of the Seller and the Investor hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

       SECTION 6.04. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding:

          (a) The Seller shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if Eligible Assets had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables; and

          (b) Neither the Agent nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

       SECTION 6.05. FURTHER ACTION EVIDENCING PURCHASES. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Eligible Assets purchased by the Owners hereunder, or to enable any of them or the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will, upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; (ii) if the Agent shall determine in its sole discretion that such action is necessary to protect its interest in the Receivables, mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Eligible Assets have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller as provided in Section 10.01.


                                  ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

       SECTION 7.01. EVENTS OF INVESTMENT INELIGIBILITY. If any of the following events ("EVENTS OF INVESTMENT INELIGIBILITY") shall occur and be continuing:

          (a) The Collection Agent (if other than the Agent) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

          (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.03(e) or Section 6.03(a); or

          (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, the other Loan

     Documents or any Seller Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

          (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for seven Business Days after written notice thereof shall have been given by the Agent to the Seller; or

          (e) The Seller shall fail to pay any Debt in excess of $10,000,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) Any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason, except to the extent permitted by the terms hereof, cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

          (g) (i) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Seller, either such proceeding shall not be stayed or dismissed for 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or (ii) the Seller shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (g); or

          (h) The Default Ratio as at the last day of any calendar month shall exceed 6% or the Delinquency Ratio as at the last day of any calendar month shall exceed 4% and a repurchase, if required pursuant to Section 10.03, is not made when due; or

          (i) The Net Receivables Pool Balance shall for a period of five consecutive Business Days be less than 120% of the sum of the aggregate outstanding Capital of all Eligible Assets and of the aggregate outstanding "Capital" of all "Eligible Assets" under the Parallel Purchase Commitment; or

          (j) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1992, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder; or

          (k) Any "Event of Default" shall have occurred and be continuing under the Credit Agreement;

then, and in any such event, the Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred, EXCEPT that, in the case of any event described above in clause (i) of subsection (g) or described above in subsection (f), the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any Such termination of the Facility, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of
Article IX hereof, any Owner may elect to assign pursuant to Article IX hereof any Eligible Asset owned by such Owner to an Assignee following the occurrence of any Event of Investment Ineligibility.


                                  ARTICLE VIII

                                   THE AGENT

       SECTION 8.01. AUTHORIZATION AND ACTION. Each Owner hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

       SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent:

          (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made in or in connection with this Agreement;

          (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller;

          (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto; and

          (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

       SECTION 8.03. CNAI AND AFFILIATES. With respect to any Eligible Asset owned by CNAI, CNAI shall have the same rights and powers under this Agreement as would any Owner and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Owners.

       SECTION 8.04. INVESTOR'S PURCHASE DECISION. The Investor acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase an undivided ownership interest in Pool Receivables hereunder.


                                   ARTICLE IX

                                   ASSIGNMENT

       SECTION 9.01. ASSIGNMENT. (a) The Investor may assign to any other Assignee, and any such Assignee may assign to any other Assignee, any Eligible Asset. Upon any such assignment, (i) the Assignee shall become the Owner of such Eligible Asset for all purposes of this Agreement and (ii) the Owner assignor thereof shall relinquish its rights with respect to such Eligible Asset for all purposes of this

Agreement. Such assignments shall be upon such terms and conditions as the assignor and the Assignee of such Eligible Asset may mutually agree, the parties thereto shall deliver to the Agent an Assignment, duly executed by such parties, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to such Eligible Asset, and to enable the Assignee to exercise or enforce any rights hereunder or under the Certificate. The Agent shall provide notice to the Seller of any assignment of an Eligible Asset hereunder.

       (b) By executing and delivering an Assignment, the Owner assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, such assigning Owner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto;
(ii) such assigning Owner makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or the performance or observance by the Seller of any of its obligations under this Agreement, the Certificate or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase such Eligible Asset; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, such assigning Owner or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and (vii) such Assignee agrees that it will not institute against the Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

       (c) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

       SECTION 9.02. Annotation of Certificate. The Agent shall annotate the Certificate to reflect any assignments made pursuant to Section 9.01 or otherwise.


                                   ARTICLE X

                                INDEMNIFICATION

       SECTION 10.01. INDEMNITIES BY THE SELLER. Without limiting any other rights which the Agent, any Owner or any of their respective Affiliates (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party for Indemnified Amounts relating to or resulting from:

          (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

          (ii) reliance on any representation or warranty made by the Seller (or any of its officers) under or in connection with this Agreement, any Seller Report or any other information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest in the Owner of an Eligible Asset an undivided percentage ownership interest, to the extent of such Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

          (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
     Article VI or to perform its duties or obligations under the Contracts;

          (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

          (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract; or

          (x) the commingling of Collections of Pool Receivables at any time with other funds; provided, that without in any way limiting the scope of the foregoing indemnity, such indemnity is not intended to restrict the Seller from servicing Receivables as the Collection Agent pursuant to
     Article 6 of this Agreement.

       SECTION 10.02. ADDITIONAL INDEMNITIES. Section 8.04(b) of the Credit Agreement is incorporated in this Agreement by reference, with the same force and effect as if the same was set out in this Agreement in full; PROVIDED, that references to the "Borrower" and any "Lender" therein shall mean the Seller and any Owner, respectively, and, without limitation, all references in such incorporated provision to "Indemnified Party" and "Loan Documents" shall mean and refer to Indemnified Party and Loan Documents under this Agreement, respectively; likewise, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in the provision so incorporated by reference from the Credit Agreement shall have the meaning given to it in this Agreement; and PROVIDED FURTHER, words or phrases used in such incorporated provision and not otherwise defined in this Agreement shall be also incorporated herein by reference; and provided further, that notwithstanding the foregoing, such incorporated provision shall exclude recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. The incorporation by reference into this Agreement from the Credit Agreement is for convenience only and this Agreement and the Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct facilities. Incorporations by reference in this Agreement from the Credit Agreement shall not be affected or impaired by any subsequent expiration or termination of the Credit Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as Agent for the Owners, shall have consented to such amendment or waiver in writing.

       SECTION 10.03 LIMITED RECOURSE. On the first day (the "DETERMINATION DATE") on which (a) the Default Ratio or the Delinquency Ratio exceeds the percentage therefor set forth in Section 7.01(h) and (b) such percentage would not be exceeded if such ratio were calculated by excluding from the numerator and denominator thereof all the Pool Receivables of either (i) the Obligor with the largest, (ii) the Obligors with the two largest or (iii) the Obligors with the three largest Outstanding Balances of Pool Receivables that on the Determination Date are either Defaulted Receivables or Delinquent Receivables, as the case may be (the amount of such Outstanding Balances of the minimum number of such Obligors required so that such percentage would not be exceeded being called the "EXCLUDED RECEIVABLES", and the one, two or three Obligors owing such Excluded Receivables being the "EXCLUDED OBLIGORS"), then the Seller shall repurchase a portion of Eligible Assets ratably from each Owner by paying to the Agent for the benefit of the Owners on the first Business Day after the Determination Date:

          (i) an amount of Capital equal to the product obtained by multiplying all Capital outstanding as of the Determination Date by a fraction the numerator of which shall be the Outstanding Balances of the Excluded Receivables and the denominator of which shall be the Outstanding Balances of all Pool Receivables, in each case as of the Determination Date, PLUS

          (ii) all Yield accrued thereon through the date of such repurchase
     PLUS

          (iii) the amount, if any, by which (A) the additional Yield which would have accrued on the portion of the Eligible Assets so repurchased during the Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which such repurchase occurs if such portion of such Eligible Assets had remained outstanding in its entirety exceeds (B) the income, if any, received by the Owner by investing the proceeds of such repurchase attributable to the portion of the Eligible Assets so repurchased.

On and after the date on which such payment is made in full, each Excluded Obligor shall automatically and immediately cease to be a Designated Obligor, and the Receivables of such Obligor shall automatically and immediately be excluded from the Receivables Pool. Upon receipt of funds paid to the Agent pursuant to this Section 10.03, the Agent shall distribute such funds to the Owners ratably (i) in payment of the accrued Yield for such portion of each Eligible Asset repurchased, (ii) in reduction of the Capital of such portion of each Eligible Asset repurchased and (iii) in payment of any other amounts owed by the Seller hereunder to such Owner.

                                   ARTICLE XI

                                 MISCELLANEOUS

       SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, as Agent for the Owners, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       SECTION 11.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, faxed or delivered, as to each party hereto, to its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received, in each case addressed as aforesaid.

       SECTION 11.03. NO WAIVER; REMEDIES. No failure on the part of the Agent, Citibank or an Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 11.04. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent, the Owners and their respective successors and assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, as no Capital of any Eligible Asset shall be outstanding; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV, the indemnification provisions of Article X and the provisions of Sections 11.06,
11.07 and 11.08 shall be continuing and shall survive any termination of this Agreement for a period of three years.

       SECTION 11.05. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Owners in the Receivables, or remedies hereunder, in respect thereof are governed by the laws of a jurisdiction other than the State of New York.

       SECTION 11.06. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investor, Citibank, CNAI and their respective Affiliates with respect thereto and with respect to advising the Agent, the Investor, Citibank, CNAI and their respective Affiliates as to their respective rights and remedies under this Agreement. The Seller further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Owners and their respective Affiliates, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.06(a).

       (b) In addition, the Seller shall pay any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes of the Investor issued to fund the Purchase or maintenance of any Eligible Asset and any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to indemnify the Agent, the Investor, Citibank, CNAI and their respective Affiliates against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

       (c) In addition, the Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by the Investor or any general or limited partner of the Investor ("OTHER COSTS"), including, without limitation, the cost of auditing the Investor's books by certified public accountants, the cost of rating the Investor"s commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Investor or any counsel for any general or limited partner of the Investor with respect to (i) advising the Investor or such general or limited partner as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder, or (iii) advising the Investor or such general or limited partner as to matters relating to the Investor's operations; PROVIDED, HOWEVER, that if the Investor enters into agreements for the purchase of interests in receivables from one or more other Persons ("OTHER SELLERS"), the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Investor to purchase receivables or interests therein from the Seller and each Other Seller; and PROVIDED, FURTHER, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

       SECTION 11.07. NO PROCEEDINGS. Each of the Seller, the Agent, each Owner, each assignee of an Eligible Asset or any interest therein and each entity which enters into a commitment to purchase Eligible Assets or interests therein hereby agrees that it will not institute against the Investor any proceeding of the type referred to in clause (i) of Section 7.01(g) so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

       SECTION 11.08. CONFIDENTIALITY. (a) Except to the extent otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; PROVIDED, HOWEVER, that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and
(iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; PROVIDED, FURTHER, HOWEVER, that the Agreement may be disclosed to the Seller's legal counsel pursuant to an agreement of the type referred to in clause (iv), above; and PROVIDED, FURTHER, HOWEVER, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller.

       (b) Each Owner understands that this Agreement is a confidential document and no Owner will disclose it to any other Person without the Agent's prior written consent other than (i) to such Owner's Affiliates and their and their Affiliates' officers, directors, employees, agents, rating agencies, counsel, auditors and advisors and then only on a confidential basis, (ii) to actual or prospective Assignees and participants, and then only if such Assignee has agreed in writing to maintain such information on a confidential basis, (iii) as required by any law, rule or regulation or judicial process or (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

       (c) Neither the Agent nor any Owner shall disclose any Confidential Information to any Person without the consent of the Seller, other than (i) to the Agent's or such Owner's Affiliates and their and their Affiliates' officers, directors, employees, agents, rating agencies, counsel, auditors and advisors and then only on a confidential basis, (ii) to actual or prospective Assignees and participants, and then only if such Assignee has agreed in writing to maintain such Confidential Information on a confidential basis, (iii) as required by any law, rule or regulation or judicial process and (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

       SECTION 11.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     THE GEON COMPANY

                                     By:
                                         -------------------------------------
                                         Title: Sr. Vice President & Treasurer

                                     6100 Oak Tree Boulevard
                                     Independence, Ohio  44131
                                     (Cuyahoga County)
                                     Attention:  Thomas A. Waltermire
                                     Facsimile No. (216) 447-7727


                                     CIESCO L.P.

                                     By: Citicorp North America, Inc.
                                         as Attorney-in-Fact

                                     By:
                                         -------------------------------------
                                         Vice President

                                     450 Mamaroneck Avenue
                                     Harrison, New York  10528
                                     Attention:  President
                                     Facsimile No. (914) 899-7890


                                     CITICORP NORTH AMERICA, INC.,
                                     as Agent

                                     By:
                                         -------------------------------------
                                         Vice President


                                     450 Mamaroneck Avenue
                                     Harrison, New York  10528
                                     Attention:  Corporate Asset
                                                 Funding Department
                                     Facsimile No. (914) 899-7890

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     THE GEON COMPANY

                                     By:
                                         -------------------------------------
                                         Title: Sr. Vice President & Treasurer

                                     6100 Oak Tree Boulevard
                                     Independence, Ohio  44131
                                     (Cuyahoga County)
                                     Attention:  Thomas A. Waltermire
                                     Facsimile No. (216) 447-7727


                                     CIESCO L.P.

                                     By: Citicorp North America, Inc.
                                         as Attorney-in-Fact

                                     By:
                                         -------------------------------------
                                         Vice President

                                     450 Mamaroneck Avenue
                                     Harrison, New York  10528
                                     Attention:  President
                                     Facsimile No. (914) 899-7890


                                     CITICORP NORTH AMERICA, INC.,
                                     as Agent

                                     By:
                                         -------------------------------------
                                         Vice President


                                     450 Mamaroneck Avenue
                                     Harrison, New York  10528
                                     Attention:  Corporate Asset
                                                 Funding Department
                                     Facsimile No. (914) 899-7890